EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Dror Svorai, the Chief Executive Officer and Chief Financial Officer of InfoSpi, Inc., hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Amended Quarterly Report on Form 10-Q of InfoSpi, Inc. for quarter ended June 30, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Amended Form 10-Q fairly presents in all material respects the financial condition and results of operations of InfoSpi, Inc.

DATE: March 15, 2011	By:	/s/Dror Svorai
Name: Dror Svorai
Title: Chief Executive Officer

By:	/s/Dror Svorai
Name: Dror Svorai
Title: Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to InfoSpi, Inc. and will be retained by InfoSpi, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.